CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 333-72447 on Form N-1A of our report dated February 10, 2012, relating to the financial statements and financial highlights of First Defined Portfolio Fund, LLC, comprised of Target Managed VIP Portfolio, The Dow(R) DART 10 Portfolio, The Dow(R) Target Dividend Portfolio, Global Dividend Target 15 Portfolio, S&P(R) Target 24 Portfolio, NASDAQ(R) Target 15 Portfolio, First Trust Target Focus Four Portfolio, and Value Line(R) Target 25 Portfolio, appearing in the Annual Report on Form N-CSR for First Defined Portfolio Fund, LLC for the year ended December 31, 2011 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
April 26, 2012